Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

CONTACT:

Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES STRONG FIRST QUARTER RESULTS

•	Net Operating Income (NOI) Excluding Lease Cancellation Income Up 9.3%

•	Mall Tenant Sales Per Square Foot Up 13.3%

•	Net Income, FFO, Average Rents Per Square Foot, and Occupancy Up

•	Substantial Progress on Three U.S. Developments

BLOOMFIELD HILLS, Mich., April 26, 2012 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the first quarter of 2012.

	March 31, 2012 Three Months Ended	March 31, 2011 Three Months Ended
Net income allocable to common shareholders per diluted share (EPS)	$0.30	$0.19
Funds from Operations (FFO) per diluted share Growth rate	$0.75 19.0%	$0.63
FFO per diluted share (excluding The Pier Shops and Regency Square) Growth rate	$0.75 8.7%	$0.69

“The core growth from our centers is excellent,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “An unprecedented nine quarters of double-digit tenant sales increases has created a halo over all the fundamentals of our business. We're pleased to kick off the new year with such positive momentum.”

Sales, Occupancy, Rents, and NOI Up

Mall tenant sales per square foot at Taubman properties were up 13.3 percent from the first quarter of 2011. This brings the company's 12-month trailing mall tenant sales per square foot to $659.

Leased space in comparable centers for Taubman's portfolio was 92.0 percent on March 31, 2012, up 1.5 percent from 90.5 percent on March 31, 2011. Ending occupancy in comparable centers was 89.5 percent on March 31, 2012, up 1.6 percent from 87.9 percent on March 31, 2011. Average rent per square foot for the quarter was $46.14, up from $45.20 in the comparable period last year.
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For the quarter, NOI excluding lease cancellation income was up 9.3 percent. “The NOI growth we experienced this quarter is exceptional, one of the largest quarter over quarter increases we have ever seen,” said Mr. Taubman. “However, we expect NOI growth to moderate through the year.”

City Creek Center Opens with Fanfare and Thousands of Shoppers

City Creek Center (Salt Lake City, Utah), the centerpiece of a 23-acre mixed-use development in downtown Salt Lake City, opened on March 22, 2012. Anchored by Nordstrom and Macy's, it is the only regional shopping center to open in the United States this year. In fact, according to the International Council of Shopping Centers, it is the first new enclosed regional shopping center to open in the United States in the last six years. Thousands of visitors attended the grand opening, and traffic at the shopping center continues to be overwhelming, well exceeding initial estimates. “We are thrilled with the response from the Salt Lake City community to this unique and wonderful project,” said Mr. Taubman. See Taubman's City Creek Center Opens to Thousands, Many From Around the World - March 22, 2012.

Development Progress

The company expects to begin construction this summer on Plaza Internacional in San Juan, Puerto Rico. The 640,000 square foot center will be anchored by the island's first Nordstrom and first Saks Fifth Avenue and will have 400,000 square feet of restaurants and mall tenant space. A late 2014 opening is planned. The project is expected to cost approximately $405 million and the anticipated unlevered return is 8 to 8.5 percent. During 2012, the landowner can elect to own up to 20 percent of the project. A casino/hotel, owned and developed by the landowner, is expected to open with, and connect to, the new center.

In Sarasota, Florida, the company announced this week that it plans to start construction on The Mall at University Town Center in the second half of 2012 with an opening in Fall 2014. The nearly 900,000 square foot center will be anchored by Saks Fifth Avenue, Macy's and Dillard's and will have 460,000 square feet of restaurants and mall tenant space. The company expects an 8 to 8.5 percent unlevered return on its 50 percent share of the approximately $315 million total project cost. See Taubman Announces Construction To Begin On The Mall At University Town Center In Sarasota, Fla. - April 24, 2012.

In addition, the company recently announced that it has broken ground on a new outlet development project - Taubman Prestige Outlets Chesterfield, located in the western St. Louis suburban city of Chesterfield, Missouri. The 450,000 square foot open-air shopping center will feature more than 100 stores and will open in Fall 2013. The company expects an 8 to 8.5 percent unlevered return on its 90 percent share of the approximately $150 million total project cost. “The interest from tenants has been overwhelming,” added Mr. Taubman. “This is the premier outlet center site in the St. Louis market with unparalleled visibility and superior regional access.” See Taubman Breaks Ground on High-end Outlet Mall in Suburban St. Louis - April 5, 2012 .

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2012 Guidance Increased

The company is increasing its guidance on 2012 FFO per diluted share to $3.18 to $3.25, from $3.14 to $3.24. The company is also increasing its guidance on 2012 EPS to $1.20 to $1.32, from $1.14 to $1.29. This guidance now assumes comparable center NOI growth, excluding lease cancellation income, of about 4 percent for the year.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction

•	Acquisitions

•	Capital Spending

•	Operational Statistics

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 10:00 AM Eastern Daylight Time on Friday, April 27 to discuss these results, business conditions and the company's outlook for the remainder of 2012. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com. An online replay will follow shortly after the call and continue for approximately 90 days.

Taubman Centers is a real estate investment trust engaged in the development, leasing and management of regional and super regional shopping centers. Taubman's 27 U.S. owned, leased and/or managed properties, the most productive in the publicly held U.S. regional mall industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan, and its Taubman Asia subsidiary is headquartered in Hong Kong. For more information about Taubman, visit www.taubman.com.

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For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the global credit environment and the continuing impacts of the recent U.S. recession, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, adverse changes in the retail industry and integration and other acquisition risks. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended March 31, 2012 and 2011
(in thousands of dollars, except as indicated)

	Three Months Ended
	2012	2011

Income from continuing operations	32,177	30,569
Income (loss) from discontinued operations		(6,125)
Net income	32,177	24,444
Noncontrolling share of income of consolidated joint ventures	(1,834)	(3,385)
Noncontrolling share of income of TRG - continuing operations	(8,751)	(7,611)
Noncontrolling share of loss of TRG - discontinued operations		1,922
TRG series F preferred distributions		(615)
Preferred stock dividends	(3,658)	(3,658)
Distributions to participating securities of TRG	(403)	(381)
Net income attributable to Taubman Centers, Inc. common shareowners	17,531	10,716
Net income per common share - basic	0.30	0.19
Net income per common share - diluted	0.30	0.19
Beneficial interest in EBITDA - Consolidated Businesses (1)	85,984	74,463
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (1)	25,106	23,709
Funds from Operations (1)	65,152	52,730
Funds from Operations attributable to TCO (1)	44,790	36,180
Funds from Operations per common share - basic (1)	0.77	0.65
Funds from Operations per common share - diluted (1)	0.75	0.63
Weighted average number of common shares outstanding - basic	58,247,148	55,560,988
Weighted average number of common shares outstanding - diluted	59,907,860	56,980,832
Common shares outstanding at end of period	58,727,927	55,875,471
Weighted average units - Operating Partnership - basic	84,726,888	80,976,967
Weighted average units - Operating Partnership - diluted	87,258,862	83,268,073
Units outstanding at end of period - Operating Partnership	85,206,435	81,034,357
Ownership percentage of the Operating Partnership at end of period	68.9%	69.0%
Number of owned shopping centers at end of period	24	23

Operating Statistics (2):
Net Operating Income excluding lease cancellation income - growth % (3)	9.3%
Mall tenant sales (3)(4)	1,265,057	1,114,951
Ending occupancy - all centers	89.5%	87.9%
Ending occupancy - comparable (3)	89.5%	87.9%
Average occupancy - all centers	89.7%	88.2%
Average occupancy - comparable (3)	89.6%	88.2%
Leased space - all centers	91.9%	90.5%
Leased space - comparable (3)	92.0%	90.5%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (3)(4)	13.7%	14.8%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (3)(4)	12.0%	13.1%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (3)(4)	13.1%	14.2%
Average rent per square foot - Consolidated Businesses (3)	46.97	45.28
Average rent per square foot - Unconsolidated Joint Ventures (3)	44.41	45.04
Average rent per square foot - Combined (3)	46.14	45.20

Taubman Centers/6

(1)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI), as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs.

The Company primarily uses FFO in measuring operating performance and in formulating corporate goals and compensation. The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. In the reconciliation in Table 3 of this Press Release, the Company has separately presented the prior year impacts of The Pier Shops and Regency Square, as the titles for these centers were transferred to the lenders and operations of these centers have been reclassified to discontinued operations.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing or financing activities as defined by GAAP.

(2)	Statistics exclude The Pier Shops and Regency Square.

(3)	Statistics exclude City Creek Center, The Mall at Green Hills, The Gardens on El Paseo and El Paseo Village.

(4)	Based on reports of sales furnished by mall tenants.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2012 and 2011
(in thousands of dollars)
	2012		2011
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	93,744	38,627	82,881	38,791
Percentage rents	4,403	2,203	3,304	1,357
Expense recoveries	56,477	22,764	51,437	22,230
Management, leasing, and development services	8,648		5,860
Other	5,992	1,716	6,152	981
Total revenues	169,264	65,310	149,634	63,359

EXPENSES:
Maintenance, taxes, utilities, and promotion	41,698	16,109	40,664	16,180
Other operating	16,310	3,622	17,079	3,764
Management, leasing, and development services	8,522		2,280
General and administrative	8,407		7,284
Interest expense	37,527	15,667	29,774	15,596
Depreciation and amortization	36,434	8,576	32,025	9,375
Total expenses	148,898	43,974	129,106	44,915

Nonoperating income	124	8	105	5
	20,490	21,344	20,633	18,449
Income tax expense	(214)		(210)
Equity in income of Unconsolidated Joint Ventures	11,901		10,146

Income from continuing operations	32,177		30,569
Discontinued operations (2):
EBITDA			880
Interest expense			(5,241)
Depreciation and amortization			(1,764)
Income (loss) from discontinued operations			(6,125)

Net income	32,177		24,444
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,834)		(3,385)
TRG series F preferred distributions			(615)
Noncontrolling share of income of TRG - continuing operations	(8,751)		(7,611)
Noncontrolling share of loss of TRG - discontinued operations			1,922
Distributions to participating securities of TRG	(403)		(381)
Preferred stock dividends	(3,658)		(3,658)
Net income attributable to Taubman Centers, Inc. common shareowners	17,531		10,716

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	94,451	45,587	83,312	43,420
EBITDA - outside partners' share	(8,467)	(20,481)	(8,849)	(19,711)
Beneficial interest in EBITDA	85,984	25,106	74,463	23,709
Beneficial interest expense	(33,321)	(8,094)	(32,116)	(8,077)
Beneficial income tax expense	(211)		(210)
Non-real estate depreciation	(654)		(766)
Preferred dividends and distributions	(3,658)		(4,273)
Funds from Operations contribution	48,140	17,012	37,098	15,632

Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	252	58	(195)	28

Purchase accounting adjustments - minimum rents	213

Purchase accounting adjustments - interest expense reduction	(858)

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2) Includes the operations of Regency Square and The Pier Shops.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations
For the Three Months Ended March 31, 2012 and 2011
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2012			2011
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit

Net income attributable to TCO common shareowners - Basic	17,531	58,247,148	0.30	10,716	55,560,988	0.19

Add impact of share-based compensation	168	1,660,712		98	1,419,844

Net income attributable to TCO common shareowners - Diluted	17,699	59,907,860	0.30	10,814	56,980,832	0.19

Add depreciation of TCO's additional basis	1,719		0.03	1,720		0.03

Net income attributable to TCO common shareowners,
excluding step-up depreciation	19,418	59,907,860	0.32	12,534	56,980,832	0.22

Add:
Noncontrolling share of income of TRG - continuing operations	8,751	26,479,740		7,611	25,415,979
Noncontrolling share of loss of TRG - discontinued operations				(1,922)
Distributions to participating securities	403	871,262		381	871,262

Net income attributable to partnership unitholders
and participating securities	28,572	87,258,862	0.33	18,604	83,268,073	0.22

Add (less) depreciation and amortization:
Consolidated businesses at 100% - continuing operations	36,434		0.42	32,025		0.38
Consolidated businesses at 100% - discontinued operations				1,764		0.02
Depreciation of TCO's additional basis	(1,719)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(2,424)		(0.03)	(2,565)		(0.03)
Share of Unconsolidated Joint Ventures	5,111		0.06	5,486		0.07
Non-real estate depreciation	(654)		(0.01)	(766)		(0.01)

Less impact of share-based compensation	(168)		(0.00)	(98)		(0.00)

Funds from Operations	65,152	87,258,862	0.75	52,730	83,268,073	0.63

TCO's average ownership percentage of TRG	68.7%			68.6%

Funds from Operations attributable to TCO	44,790		0.75	36,180		0.63

Funds from Operations				52,730	83,268,073	0.63

The Pier Shops' and Regency Square's negative FFO				4,360		0.05

Funds from Operations,
excluding The Pier Shops and Regency Square				57,090	83,268,073	0.69

TCO's average ownership percentage of TRG				68.6%

Funds from Operations attributable to TCO,
excluding The Pier Shops and Regency Square				39,171		0.69

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended March 31, 2012 and 2011
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2012	2011

Net income	32,177	24,444

Add (less) depreciation and amortization:
Consolidated businesses at 100% - continuing operations	36,434	32,025
Consolidated businesses at 100% - discontinued operations		1,764
Noncontrolling partners in consolidated joint ventures	(2,424)	(2,565)
Share of Unconsolidated Joint Ventures	5,111	5,486

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100% - continuing operations	37,527	29,774
Consolidated businesses at 100% - discontinued operations		5,241
Noncontrolling partners in consolidated joint ventures	(4,206)	(2,899)
Share of Unconsolidated Joint Ventures	8,094	8,077
Share of income tax expense	211	210

Less noncontrolling share of income of consolidated joint ventures	(1,834)	(3,385)

Beneficial Interest in EBITDA	111,090	98,172

TCO's average ownership percentage of TRG	68.7%	68.6%

Beneficial Interest in EBITDA attributable to TCO	76,371	67,359

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TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended March 31, 2012 and 2011
(in thousands of dollars)

	Three Months Ended
	2012		2011

Net income	32,177		24,444

Add (less) depreciation and amortization:
Consolidated businesses at 100% - continuing operations	36,434		32,025
Consolidated businesses at 100% - discontinued operations			1,764
Noncontrolling partners in consolidated joint ventures	(2,424)		(2,565)
Share of Unconsolidated Joint Ventures	5,111		5,486

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100% - continuing operations	37,527		29,774
Consolidated businesses at 100% - discontinued operations			5,241
Noncontrolling partners in consolidated joint ventures	(4,206)		(2,899)
Share of Unconsolidated Joint Ventures	8,094		8,077
Share of income tax expense	211		210

Less noncontrolling share of income of consolidated joint ventures	(1,834)		(3,385)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	8,467		8,849
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	20,481		19,711

EBITDA at 100%	140,038		126,732

Add (less) items excluded from shopping center NOI:
General and administrative expenses	8,407		7,284
Management, leasing, and development services, net	(126)		(3,580)
Interest income	(132)		(133)
Straight-line of rents	(649)		(209)
Non-center specific operating expenses and other	6,896		7,270		(2)

Net Operating Income - all centers at 100%	154,434		137,364

Less - Net Operating Income of non-comparable centers	(5,739)	(1)	(819)	(2)

NOI at 100% - comparable centers	148,695		136,545

NOI - growth %	8.9%

NOI at 100% - comparable centers	148,695		136,545

Lease cancellation income	(989)		(1,384)

NOI at 100% - comparable centers excluding lease cancellation income	147,706		135,161

NOI excluding lease cancellation income - growth %	9.3%

(1)	Includes City Creek Center, The Mall at Green Hills, The Gardens on El Paseo and El Paseo Village.
(2)	Includes The Pier Shops and Regency Square.

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TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of March 31, 2012 and December 31, 2011
(in thousands of dollars)

	As of
	March 31, 2012	December 31, 2011
Consolidated Balance Sheet of Taubman Centers, Inc. :

Assets:
Properties	4,100,155	4,020,954
Accumulated depreciation and amortization	(1,299,655)	(1,271,943)
	2,800,500	2,749,011
Investment in Unconsolidated Joint Ventures	74,776	75,582
Cash and cash equivalents	27,101	24,033
Restricted cash (1)	6,084	295,318
Accounts and notes receivable, net	54,441	59,990
Accounts receivable from related parties	1,829	1,418
Deferred charges and other assets	131,699	131,440
	3,096,430	3,336,792
Liabilities:
Mortgage notes payable	2,945,761	2,864,135
Installment notes (1)		281,467
Accounts payable and accrued liabilities	232,608	255,146
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	193,838	192,257
	3,372,207	3,593,005

Redeemable noncontrolling interests	82,949	84,235

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	26	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common stock	587	580
Additional paid-in capital	666,007	673,923
Accumulated other comprehensive income (loss)	(25,575)	(27,613)
Dividends in excess of net income	(872,687)	(863,040)
	(231,642)	(216,124)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(102,439)	(101,872)
Noncontrolling interests in partnership equity of TRG	(24,645)	(22,452)
	(127,084)	(124,324)
	(358,726)	(340,448)
	3,096,430	3,336,792

Combined Balance Sheet of Unconsolidated Joint Ventures :

Assets:
Properties	1,108,090	1,107,314
Accumulated depreciation and amortization	(452,304)	(446,059)
	655,786	661,255
Cash and cash equivalents	19,987	22,042
Accounts and notes receivable, net	19,161	24,628
Deferred charges and other assets	20,715	21,289
	715,649	729,214
Liabilities:
Mortgage notes payable	1,135,721	1,138,808
Accounts payable and other liabilities, net	48,498	55,737
	1,184,219	1,194,545

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(237,795)	(235,525)
Accumulated deficiency in assets - Joint Venture Partners	(214,260)	(211,478)
Accumulated other comprehensive income (loss) - TRG	(8,292)	(9,233)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(8,223)	(9,095)
	(468,570)	(465,331)
	715,649	729,214

(1)	Installment notes were paid in full in February 2012 with restricted cash drawn on the Company's line of credit as of December 31, 2011.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2012

Funds from Operations per common share	3.18	3.25

Real estate depreciation - TRG	(1.85)	(1.80)

Distributions on participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.20	1.32